EXHIBIT 21

                              LIST OF SUBSIDIARIES



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                              LIST OF SUBSIDIARIES

         NAME                                  JURISDICTION OF ORGANIZATION
         ----                                  ----------------------------

1.       Kavil University                      Republic of Vanuatu



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